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                                                                     EXHIBIT B-1

                                                               EXECUTION VERSION

                                 AMENDMENT NO. 1
                           TO FISCAL AGENCY AGREEMENT

         AMENDMENT NO. 1, dated as of June 3, 2003 (this "Amendment"), to the Fiscal Agency Agreement (the "Fiscal Agency Agreement"), dated as of April 17, 1998, between THE REPUBLIC OF KOREA, as issuer (the "Issuer"), and THE BANK OF NEW YORK, as fiscal agent (the "Fiscal Agent" , which term includes any successor fiscal agent under the Fiscal Agency Agreement). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

                                    RECITALS

         WHEREAS, clause (b)(v) of the last sentence of Section 12 of the Fiscal Agency Agreement provides that the Issuer and the Fiscal Agent may, without the vote or consent of any holder of Securities of any Series, amend the Fiscal Agency Agreement or the Securities of such Series in any manner which the Issuer and the Fiscal Agent may determine and which shall not be inconsistent with the provisions of the Securities of such Series and shall not adversely affect the interest of any holder of Securities of any Series issued pursuant to the Fiscal Agency Agreement (as determined by the Issuer in a certificate to be delivered to the Fiscal Agent); and

         WHEREAS, the Issuer has requested and the Fiscal Agent has agreed, consistent with such clause (b)(v), to amend the Fiscal Agency Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. Scope of Amendment. The provisions of this Amendment shall apply only to the 4.25% Notes due 2013 (the "Notes") to be issued by the Issuer on the date hereof, (b) any Securities issued in the future under the Fiscal Agency Agreement, as amended by this Amendment, that form a single series with the Notes, and (c) any other Securities issued in the future under the Fiscal Agency Agreement, as amended by this Amendment, that are in their terms stated to be subject to Section 13 thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Fiscal Agency Agreement or any other Securities issued in the future under the Fiscal Agency Agreement, as amended by this Amendment, that are not so stated as subject to Section 13 thereof.

         SECTION 2. Amendment to Section 12, Meetings and Amendments. Section 12 of the Fiscal Agency Agreement is hereby amended to change its title to "Meetings and Amendments relating to Securities Other than Collective Action Securities" and to insert the following sentence immediately after the title of the Section: "The provisions of this Section 12 shall apply to the Securities of each Series other than all Collective Action Securities (as defined below)."

         SECTION 3. Renumbering of Sections 13, 14, 15, 16, 17 and 18. Sections 13,14, 15, 16, 17 and 18 of the Fiscal Agency Agreement are hereby renumbered as Sections 14, 15, 16, 17, 18 and 19, respectively.

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         SECTION 4. Addition of Section 13. A new Section 13 is hereby added to the Fiscal Agency Agreement, to read as follows:

         "13. Meetings and Amendments Relating to Collective Action Securities. The provisions of this Section 13 shall apply only to (a) the 4.25% Notes due 2013 (the "Notes") to be issued by the Issuer on June 3, 2003, (b) any Securities issued after June 3, 2003 under this Agreement that form a single series with the Notes, and (c) any other Securities issued after June 3, 2003 under this Agreement that are in their terms stated to be subject to this
Section 13 (collectively, the "Collective Action Securities").

         (a) Calling of Meeting, Notice and Quorum. A meeting of holders of the Securities of a Series may be called, as set forth below, at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of the Securities of such Series or to modify, amend, supplement or waive the terms of the Securities of such Series or this Agreement as hereinafter provided. The Issuer may at any time call a meeting of holders of the Securities of a Series for any such purpose to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Issuer shall determine. Notice of every meeting of holders of the Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case at any time the holders of at least 10% in aggregate principal amount of the Outstanding (as defined in subsection (f) of this Section) Securities of a Series shall have requested the Fiscal Agent to call a meeting of the holders of the Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof not less than 30 nor more than 60 days prior to the date fixed for the meeting.

         To be entitled to vote at any meeting of holders of the Securities of a Series, a person shall be a holder of Outstanding Securities of such Series or, in the case of registered Securities of such Series, a person duly appointed by an instrument in writing as proxy for such a holder. At any meeting of holders, other than a meeting to discuss a Reserved Matter (as defined below), the persons entitled to vote a majority of the aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% of the aggregate principal amount of the Outstanding Securities of such Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of holders held to discuss a Reserved Matter, the persons entitled to vote 75% of the aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of quorum, the persons entitled to vote 75% of the aggregate principal amount of the Outstanding Securities of such Series shall constitute a quorum for the taking of any action set forth in the original meeting. The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the proof of the holding of bearer Securities of such Series and of the appointment of proxies in respect of holders of registered Securities of such Series, the record date for determining the registered owners of registered Securities of such Series who are entitled to

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vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 30 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meetings as it shall deem appropriate.

         (b) Non-Reserved Matters. (i) At any meeting of holders of the Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of the Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% of the aggregate principal amount of the Securities of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (ii) with the written consent of the owners of not less than 66 2/3% of the aggregate principal amount of the Securities of such Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Issuer and the Fiscal Agent may modify, amend, supplement or waive the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement in any way, other than a modification, amendment, supplement or waiver constituting a Reserved Matter (as defined below), and the holders of the Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of the Securities of such Series, other than a waiver or other action constituting a Reserved Matter.

         (c) Reserved Matters. (i) At any meeting of holders of the Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of the Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 75% of the aggregate principal amount of the Securities of such Series then Outstanding (for the avoidance of doubt, not of only the Outstanding Securities of such Series represented at such meeting but of all the Securities of such Series Outstanding at that time), or (ii) with the written consent of the owners of not less than 75% of the aggregate principal amount of the Securities of such Series then Outstanding, the Issuer and the Fiscal Agent may make any modification, amendment, supplement or waiver of this Agreement or the terms and conditions of the Securities of such Series that would (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on the Securities of such Series, (B) reduce the principal amount of the Securities of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Securities, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of the Securities of such Series is payable, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of such Series, or permit the Issuer to redeem the Securities of such Series if, prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of the Securities of such Series the vote or consent of the holders of which is necessary to modify, amend, supplement or waive this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of "Outstanding" with respect to the Securities of such Series, (F)

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change the obligation of the Issuer to pay additional amounts with respect to the Securities of such Series, (G) change the governing law provision of the Securities of such Series, (H) change the courts to the jurisdiction of which the Issuer has submitted, the Issuer's obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, The City of New York, as set forth in Section 16 hereof, or the Issuer's waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Securities of such Series, as set forth in Section 16 hereof, (I) in connection with an exchange offer for the Securities of such Series, amend any Event of Default (as defined in the terms of the Securities of such Series), or (J) change the status of the Securities of such Series, as set forth in the terms of the Securities of such Series and as described under "Description of the Debt Securities--Status of Debt Securities" in the prospectus, as amended by any prospectus supplement, applicable to the Securities of such Series. Each of the actions set forth in clauses (A) through (J) of the preceding sentence is referred to herein as a "Reserved Matter."

         (d) Non-Material Amendments. The Issuer and the Fiscal Agent may, without the vote or consent of any holder of the Securities of a Series, amend this Agreement or the Securities of such Series to (A) add to the covenants of the Issuer for the benefit of the holders of the Securities or coupons, (B) surrender any right or power conferred upon the Issuer, (C) secure the Securities pursuant to the requirements of the Securities or otherwise, (D) cure any ambiguity, or cure, correct, supplement or waive any defective provision herein or therein or (E) amend this Agreement or the Securities of such Series in any manner which the Issuer and the Fiscal Agent may determine and which shall not be inconsistent with the Securities of such Series and shall not adversely affect the interest of any holder of Securities of any Series (as determined by the Issuer in a certificate to be delivered to the Fiscal Agent).

         (e) Binding Nature of Amendments, Notice, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any modification, amendment or waiver of, or supplement to, the terms of the Securities of such Series or this Agreement or any request, demand, authorization, direction, notice, consent, waiver or other action with respect to this Agreement or the Securities of such Series will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action given or made with respect to the Securities of a Series will be conclusive and binding on all holders of the Securities of such Series, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of any Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting, supplementing or waiving any defective provision hereof or thereof) shall be given to each holder of Securities of such Series affected thereby, in all cases as provided in the Securities of such Series.

         Securities of any Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice,

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consent, waiver or other action may bear a notation in the form approved by the
Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and the Issuer, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Issuer, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

         It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

         (f) "Outstanding" Defined. For purposes of the provisions of this Agreement and the Securities of any Series, any Security of such Series authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be "Outstanding", except:

         (i) Securities theretofore canceled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

         (ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

         (iii) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor or any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of such Series owned, directly or indirectly, by the Issuer or any public sector instrumentality of the Issuer shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities of such Series which the Fiscal Agent knows to be so owned shall be so disregarded. As used in this paragraph, "public sector instrumentality" means The Bank of Korea, any department, ministry or agency of the Issuer or any corporation, trust, financial institution or other entity majority-owned and controlled by the Issuer or any of the foregoing, and "control" means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity."

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         SECTION 5. Amended Exhibits. Form of Registered Security and Form of
Bearer Security attached as Exhibit A and Exhibit B, respectively, to the Fiscal Agency Agreement, are hereby deleted in their entirety and replaced by Exhibit A and Exhibit B attached hereto, which, among other things, include provisions relevant to the Collective Action Securities.

         SECTION 6. Effectiveness. This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

         SECTION 7. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, except that with respect to its authorization and execution by the Issuer, it shall be governed by the law of the Issuer.

         SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

         SECTION 9. Amendment. Except as specifically amended or modified hereby, the Fiscal Agency Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the date first above written.

                                       THE REPUBLIC OF KOREA, as Issuer



                                       By ______________________________
                                       Name:
                                       Title:



                                       THE BANK OF NEW YORK, as Fiscal Agent



                                       By ______________________________
                                       Name:
                                       Title:

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